SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
A Limited Liability Partnership
Including Professional Corporations
ORI KATZ, Cal. Bar No. 209561
JENNIFER NASSIRI Cal. Bar No. 209796
SHADI FARZAN, Cal. Bar No. 301610
Four Embarcadero Center, 17th Floor
San Francisco, California 94111-4109
Telephone: 415.434.9100
Facsimile: 415.434.3947
E mail okatz@sheppardmullin.com
jnassiri@sheppardmullin.com
sfarzan@sheppardmullin.com

Attorneys for Secured Creditor,
2501 Cormack, LLC

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA, SAN JOSE DIVISION

In re: FREMONT HILLS DEVELOPMENT CORPORATION, Debtor.	Case No. 21-50240 Chapter 11 **STIPULATION FOR RELIEF FROM THE AUTOMATIC STAY**

This stipulation (the "Stipulation") is made as of March 10, 2021, by and between 2501 Cormack, LLC, as both administrative agent and lender under the Loan Documents (as defined below) (referred to in this Stipulation as "Administrative Agent" and "Lender," as appropriate) and Fremont Hills Development Corporation, the debtor in the above captioned bankruptcy case (the "Debtor"), by and through their respective counsel of record. The Administrative Agent, Lender and the Debtor shall be collectively referred to in this Stipulation as the "Parties."

RECITALS

A. Prior to the Debtor's bankruptcy filing, the Lender's predecessors in interest extended a loan (the "Loan") to the Debtor pursuant to that certain Construction Loan Agreement dated January 31, 2018 (as modified and amended to date, the "Loan Agreement") by and among the Debtor, Parkview Financial Fund 2015, LP, as a lender and administrative agent (in such capacity, "Parkview") and Trez Capital (2016) Corporation, as a nominee on behalf of certain entities managed by it ("Trez" and together with Parkview, the "Original Lenders").

B. Subsequently, Parkview and the Original Lenders effectively assigned their rights, title and interest in the Loan, the Loan Agreement, the Notes (defined below), the Deed of Trust (defined below), and other Loan Documents (defined below) to the Administrative Agent and Lender via certain assignment agreements, which include, among others, that certain Assignment of Loan Documents, Replacement of Administrative Agent and Other Matters dated October 9, 2020 entered into by Parkview and Trez, as assignors, and Administrative Agent, as assignee, and that certain Assignment of Deed of Trust dated October 7, 2020 and executed by Parkview, recorded in the official records of the County of Almeda, California (the "Official Records"). Lender is currently the sole holder of the Loan under the Loan Documents.

C. The Loan is evidenced by (i) that certain Promissory Note Secured by Deed of Trust dated January 31, 2018 in the original principal amount of $32,500,000 made by the Debtor and payable to Lender (as successor in interest to Parkview) and

(ii) that certain Promissory Note Secured by Deed of Trust dated January 31, 2018 in the original principal amount of $32,500,000.00, made by Debtor and payable to Lender (as successor in interest to Trez) (collectively, the "Notes").

D. The Loan is secured by a deed of trust on the property located at 2501 Cormack Road, Fremont, California 94539 (the "Property") pursuant to that certain Construction Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing dated January 31, 2018 (as modified and amended to date, the "Deed of Trust"), which was recorded in the Official Records on February 9, 2018 as Instrument No. 2018031447.

E. Pursuant to the Loan Agreement, the Debtor granted Administrative Agent (as successor in interest to Parkview) a security interest in all of the Debtor's real and personal property assets. Original Lenders perfected their security interest in the Debtor's personal property assets by filing a UCC Financing Statement with the California Secretary of State as Document No. 88714550002.

F. Certain defaults occurred and continue to exist under the Loan Agreement and the other documents related to the Loan (the "Loan Documents"), including, among other things, the failure by the Debtor to pay in full all principal and interest owing under the Loan on the Maturity Date (as defined in the Loan Agreement) (the "Events of Default").

G. As a result of the continuing Events of Default, the Original Lenders initiated a foreclosure of the Property, which foreclosure sale was scheduled for October 9, 2020 (the "Original Foreclosure Sale").

H. On October 9, 2020, the day of the Original Foreclosure Sale, the Debtor filed a voluntary petition under chapter 11 of the Bankruptcy Code, commencing the original bankruptcy case under Case No 20-51485 (the "Original Bankruptcy Case"). As a result of the Debtor's bankruptcy filing, the foreclosure sale was stayed.

I. Approximately one month into the Original Bankruptcy Case the debtor entered into a stipulation (the "Original Stipulation") granting Lender relief from

stay for all purposes. And in an order entered on December 2, 2020 in the Original Bankruptcy Case, the Court approved the Original Stipulation.

J. The Original Stipulation contained a provision for the benefit of Dayton Superior Corporation ("Dayton") in their capacity as a lien claimant of the Debtor. On May 20, 2020, Dayton filed a lawsuit against the Debtor and others claiming that it was owed certain sums by the Debtor, including, in part, more than $2,145,841.57 for the value of certain equipment that remained on the Property (the "Dayton Equipment").

K. Following the grant of stay relief in the Original Bankruptcy Case the Lender set a foreclosure sale of the Property for February 5, 2021.

L. On February 4, 2021 (one day prior to the scheduled foreclosure sale of the Property), a creditor by the name of Bay Area Investment Fund I, LLC ("BAI"), filed a complaint against Lender seeking injunctive and declaratory relief and damages, Case No. HG21-087747 (the "BAI Complaint") in the Superior Court of the State of California, County of Alameda ("Alameda Superior"). BAI, concurrently with the filing of the BAI Complaint, also filed an *ex parte* application for an order to show cause regarding issuance of a temporary restraining order and preliminary injunction.

M. At a hearing held on the morning of February 5, 2021 in the law and motion department of Alameda Superior, Judge McKinney issued a temporary restraining order (the "TRO") enjoining the foreclosure sale that had been set for later that same day. Although Judge McKinney presided over the TRO hearing he was not the "assigned judge" for the BAI complaint.

N. Following the entry of the TRO a hearing was set for February 17, 2021 for the assigned judge (Judge Hayashi) to consider BAI's request for entry of a preliminary injunction. Both BAI and Lender submitted additional briefs in advance of the February 17 hearing and made arguments to Judge Hayashi at that hearing.

O. In an order entered on February 19 in Alameda Superior, BAI's request for a preliminary injunction was denied and the TRO dissolved, with Judge

Hayashi denying "the request for a preliminary injunction because [BAI] has not made an evidentiary showing that it is likely to prevail on the merits."

P. On February 16, 2021 (a day before Judge Hayashi denied BAI's request for a preliminary injunction) this Court entered an order in the Original Bankruptcy Case dismissing the Original Bankruptcy Case.

Q. Following entry of the order denying BAI's request for a preliminary injunction the Lender set a further foreclosure sale for February 26, 2021 at noon.

R. On February 24, 2021, the Debtor filed a new voluntary petition to commence this chapter 11 bankruptcy case, (the "New Bankruptcy Case"). As of the petition date in the New Bankruptcy Case the outstanding balance owed to the Lender was $49,775,330.48, with a per diem of $19,333.64.

S. In between the dismissal of the Original Bankruptcy Case (on February 16, 2021) and the filing of the New Bankruptcy Case (on February 24, 2021), BAI informed the Lender that it had recorded a Notice of Pendency Action (the "BAI Lis Pendens") with the Alameda County Recorder's Office.

T. During the course of this bankruptcy case the Debtor intends to seek funding from new investors, financing from new lenders, or a combination of both. The Debtor will need to remove the BAI Lis Pendens and obtain clarity regarding the extent, validity and priority of liens against the Property in order to attract the funding and financing required to reorganize the Debtor.

U. Under the circumstances of the New Bankruptcy Case the Lender and the Administrative Agent believe that they are entitled to immediate relief from the automatic stay, and could move successfully for such relief on a number of grounds. The Debtor disputes the Lender's position, and believes that the Debtor may be positioned to pay the Lender (whether via sale, refinance or other means) if given additional time to pursue a payoff. The Lender does not believe such a payoff is realistic.

V. Notwithstanding the above disagreements, the Parties wish to avoid a contested stay relief fight that might prove costly. Accordingly, the Parties wish to enter

into this Stipulation to grant the Lender relief from the automatic stay on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the Debtor, Administrative Agent and Lender hereby agree as follows:

1. The foregoing Recitals are agreed to be true and correct and are incorporated by this reference.

2. The Debtor agrees that Lender is entitled to adequate protection during the New Bankruptcy Case pursuant to section 361 of the bankruptcy code. Such adequate protection shall consist of the following (the "Adequate Protection Provisions"):

a) The Debtor shall pay when due all post-petition Property taxes for the Property, and shall remain post-petition current on such taxes.

b) Within seven business days of the filing of this Stipulation the Debtor shall ensure reasonable security and protection of the Property site, including reasonable perimeter fencing and appropriate monitoring of the site.

c) Immediately upon entry of an order approving this Stipulation the Debtor shall cooperate, facilitate and allow Dayton and/or other contractors acting at Dayton's direction to enter the Property and remove the Dayton Equipment.

d) the Debtor shall make adequate protection payments (each an "Adequate Protection Payment") to the Lender, with the first such payment to be in the amount of $100,000, and each subsequent payment to be in the amount of $150,000, via wire transfer of immediately available funds, as follows:

i. The first Adequate Protection Payment of $100,000 shall be wired so it is received within two business days of the filing of this Stipulation, with such initial

payment to be held in trust by Lender pending this Court's entry of an order approving this Stipulation (the "Order"). Following entry of the Order such first Adequate Protection Payment shall cease to be held in trust and may be applied by the Lender in its discretion.

ii. The second Adequate Protection Payment in the amount of $150,000 shall be wired so it is received by Lender on April 15, 2021, and each subsequent Adequate Protection Payment (each in the amount of $150,000) will be wired so it is received by Lender on the fifteenth day of each subsequent month (or the first business day after the fifteenth day of such month) until such time as this Stipulation expires or Lender obtains stay relief.

e) The Debtor shall file its chapter 11 plan (the "Plan") within 60 days of the filing of this Stipulation and shall have a hearing on confirmation of the Plan within 120 days of the filing of this Stipulation.

f) Whether via the Plan or otherwise, the Debtor shall pay the full amount due and owing to the Lender under the Notes (the "Payoff") via wire of immediately available funds within 150 days of the filing of this Stipulation.

g) Within one week of the filing of this Stipulation the Debtor shall file an adversary proceeding against BAI seeking to (1) remove the BAI Lis Pendens and (2) obtain a Court order determining that any claim of BAI is junior in priority to the Lender's claim against the Property.

3. The automatic stay pursuant to section 362 of the bankruptcy code shall be terminated as to the Lender and the Administrative Agent for all purposes, such that the Lender and the Administrative Agent may immediately, and without regard to any stay or waiting period, exercise any rights or remedies available to them under applicable law,

immediately upon the occurrence of a default (the "Default") under this Stipulation consisting of: (a) the Debtor's failure to timely comply with any of the Adequate Protection Provisions, and (b) such failure remaining uncured for two business days. Once a Default has occurred Lender may file a simple declaration with the Court describing such default, and concurrently with such filing upload an order granting immediate *in rem* stay relief to the Lender.

4. The relief from stay granted to the Lender under this Stipulation shall be *in rem* in nature, such that the Order shall be effective not only in the New Bankruptcy Case, but also in any subsequent bankruptcy case related to the Property, whether filed by the Debtor or a non-Debtor.

5. The Parties waive the 14-day stay as contemplated by Federal Rule of Bankruptcy Procedure 4001(a)(3), and, subject to the Court's approval of such waiver, the Stipulation shall be effective immediately.

6. This Stipulation may be executed by facsimile and in any number of counterparts which, when taken together, shall constitute but one agreement

7. The undersigned are authorized to enter into this Stipulation on behalf of their respective clients, such that this Stipulation is and shall be binding upon the respective parties hereto.

Dated: March 10, 2020

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

By */s/ Ori Katz*
ORI KATZ

Attorneys for Secured Creditor
2501 Cormack, LLC

Dated: March 10, 2021

FARSAD LAW OFFICE, P.C.

By: ______________________
NANCY WENG

Attorneys for the Debtor